Custodian Agreement

This Agreement is effective as of June 29, 2001, and between each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and Management Company and listed on APPENDIX A hereto, as such Appendix may be amended from time to time (each a "FUND"), and State Street Bank and Trust Company, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "CUSTODIAN").
 Whereas, each Fund is or may be organized with one or more series of shares, each of which shall represent an interest in a separate investment portfolio of cash, securities and other assets;
Whereas, each Fund desires to appoint, in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 ACT"), and the rules and regulations thereunder, the Custodian as custodian on behalf of itself or those of its existing or additional series of shares that are also listed on Appendix A hereto (each such listed investment portfolio being referred to hereinafter as a "PORTFOLIO"), and the Custodian has agreed to act as custodian under the terms and conditions hereinafter set forth;
Whereas, for administrative purposes only, each Fund wishes to evidence its individual agreement with the Custodian in a single instrument, notwithstanding each Fund's intention to be separately bound;
Witnesseth: That in consideration of the mutual covenants and agreements hereinafter contained, each Fund and Custodian agree as follows:
Section 1. Employment of Custodian and Property to be Held by It
The Fund hereby employs the Custodian as the custodian for each Portfolio, and the Custodian hereby accepts such employment on the terms and conditions hereinafter set forth. The Fund, on behalf of each Portfolio, agrees to deliver to the Custodian (a) all Financial Assets (as defined in Section 2) and cash (collectively, "ASSETS"), belonging to each Portfolio, (b) all payments of income, principal and other cash and non-cash distributions received by such Portfolio in respect of Assets held hereunder, and (c) cash consideration received by such Portfolio for new or treasury shares of the Fund ("SHARES") issued or sold from time to time. The Custodian shall not be responsible for any Assets of the Fund held or received by the Fund and not delivered to the Custodian.
Section 2. Definitions
 (a) "AFFILIATE" shall mean an entity controlling, controlled by, or under common control with, another entity.
 (b) "AUTHORIZED PERSON" shall mean an employee or agent (including an investment adviser) designated by prior written notice from the Fund or its designated agent to act on behalf of the Fund hereunder. Such persons shall continue to be Authorized Persons until such time as the Custodian receives Instructions from the Fund or its designated agent that any such employee or agent is no longer an Authorized Person.
 (c)  "BOARD" shall mean a Fund's Board of Directors or equivalent body.
 (d) "CERTIFICATED SECURITY" shall mean a Security that is represented by a certificate.
 (e) "DIRECT PAPER" shall mean commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent.
 (f)  "DIRECT PAPER SYSTEM" shall mean the Direct Paper system of the
Custodian.
 (g) "DIRECT PAPER SYSTEM ACCOUNT" shall mean an account of the Custodian in the Direct Paper System, provided that such account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers.
 (h) "ELIGIBLE CONTRACT" shall mean a currently effective written contract between the Custodian and a subcustodian satisfying the requirements of paragraph (c)(2) of Rule 17f-5 (including any amendments thereto or successor provisions).
 (i) "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning assigned thereto in Rule 17f-5 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the U.S. Securities and Exchange Commission).
 (j) "ELIGIBLE SECURITIES DEPOSITORY" shall have the meaning assigned thereto in Rule 17f-7 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the U.S. Securities and Exchange Commission).
 (k) "ENTITLEMENT HOLDER" shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.
 (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, including any amendments thereto or successor provisions.
 (m) "FINANCIAL ASSET" shall have the meaning assigned thereto in Article 8 of the Uniform Commercial Code, which, as of the date hereof, generally means:
 (i) a Security;
 (ii) an obligation of a person or a share, participation or other interest in a person or property or enterprise of a person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or
 (iii) any property that is held by a Securities Intermediary for another person in a Securities account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a financial asset under Article 8 of the Uniform Commercial Code. As the context requires, the term means either the interest itself or the means by which a person's claim to it is evidenced, including a Certificated Security or an Uncertificated Security, a Security certificate, or a Security Entitlement. Financial Asset shall in no event mean cash.
 (n) "FOREIGN ASSETS" shall have the meaning assigned thereto under Rule 17f-5, which, as of the date hereof, means any investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect the Fund's transactions in those investments.
 (o) "INSTRUCTIONS" shall mean instructions of any Authorized Person received by the Custodian, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system (which may include Internet-based systems involving appropriate testing and authentication) acceptable to the Custodian which the Custodian believes in good faith to have been given by, or under the direction of, Authorized Persons. The term "Instructions" includes, without limitation: (i) instructions to sell, assign, transfer, deliver, purchase or receive for the account of the Fund, any and all stocks, bonds and other Financial Assets or to transfer funds held on behalf of the Fund hereunder; and (ii) instructions received by the Custodian pursuant to any procedural agreement to which the Fund, the Custodian and a third party are parties and which requires a segregated account in accordance with Section 3.6. Instructions may be continuing instructions when deemed appropriate by the parties.
 (p) "LOCAL PRACTICE" shall mean the customary securities trading or securities processing practices and procedures generally accepted by Institutional Investors in the jurisdiction or market in which the transaction occurs, including, without limitation:
 (i) delivering Financial Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such securities from such purchaser or dealer;
 (ii) delivering cash to a seller or a dealer (or an agent for such seller or dealer) against expectation of receiving later delivery of purchased Financial Assets; or
 (iii) in the case of a purchase or sale effected through a securities system, in accordance with the rules governing the operation of such system.
 (q) "INSTITUTIONAL INVESTOR" shall mean a major commercial bank, corporation, insurance company, or substantially similar institution, which, as a substantial part of its business operations, purchases and sells Financial Assets and makes use of global custodial services.
 (r) "NASD" shall mean The National Association of Securities Dealers, Inc., including any successor self-regulatory organizations.
 (s) "RULE 17F-5" shall mean rule 17f-5 under the 1940 Act, including any amendments thereto or successor rules.
 (t) "RULE 17F-7" shall mean rule 17f-7 under the 1940 Act, including any amendments thereto or successor rules.
 (u)  "SEC" shall mean the U.S. Securities and Exchange Commission.
 (v) "SECTION 17A" shall mean Section 17A of the Exchange Act, including any amendments thereto or successor provisions.
 (w) "SECURITIES ENTITLEMENT" shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code.
 (x)  "SECURITIES INTERMEDIARY" shall have the meaning assigned thereto in
Article 8 of the Uniform Commercial Code, which, as of the date hereof, means the Custodian, a Subcustodian, a securities depository, clearing corporation or any other person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.
 (y) "SECURITY" shall have the meaning assigned thereto in Article 8 of the Uniform Commercial Code, which, as of the date hereof, generally means an obligation of an issuer or a share, participation, or other interest in an issuer or in property or an enterprise of an issuer:
 (i) which is represented by a security certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;
 (ii) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests, or obligations; and
1. which:
(A) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or
 (B) is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the Uniform Commercial Code.
 (z) "SPECIAL INSTRUCTIONS" shall mean Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the Fund or any other person designated by the Treasurer of the Fund in writing, which countersignature or confirmation shall be (i) included on the instrument containing the Instructions or on a separate instrument relating thereto, and
(ii) delivered by hand, facsimile transmission, mail or courier service or in such other manner as the applicable Fund and the Custodian agree in writing.
 (aa) "SUBCUSTODIANS" shall mean the foreign banking institutions with which the Custodian has entered into Eligible Contracts and which are listed on SCHEDULE A hereto.
  (bb) "UNCERTIFICATED SECURITY" shall mean a Security that is not represented by a certificate.
 (cc) "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code of The Commonwealth of Massachusetts, as amended from time to time.
 (dd) "U.S. SECURITIES SYSTEM" shall mean a U.S.-based clearing agency registered with the SEC under Section 17A, which acts as a securities depository, or a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies.
 (ee) "U.S. SECURITIES SYSTEM ACCOUNT" shall mean an account of the Custodian in a U.S. Securities System, provided that such account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers.
Section 3. Duties of the Custodian with Respect to Property of the Fund Held Within the United States
Section 3.1 Bank Accounts; Cash Deposits. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be able to be withdrawn by the Custodian only in that capacity.
Section 3.2 Financial Assets Held Directly. The Custodian shall hold and physically segregate for the account of the Fund all Financial Assets to be held by it, other than Financial Assets deposited with or maintained in (a) a U.S. Securities System, (b) the Direct Paper System, (c) an Eligible Foreign Custodian or (d) an Eligible Securities Depository.
Section 3.3 Deposit of Financial Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain Financial Assets owned by the Fund in a U.S. Securities System in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:
(a) The records of the Custodian with respect to Financial Assets of the Fund which are maintained in the U.S. Securities System shall identify by book-entry those securities belonging to the Fund;
(b) The Custodian shall pay for Financial Assets purchased for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that such Financial Assets have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer Financial Assets sold for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that payment for such Financial Assets has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Fund;
(c) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;
(d) The Custodian shall have received from the Fund the initial or annual certificate, as the case may be, required by Section 13 hereof;
(e) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.
 Section 3.4 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain Financial Assets owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:
(a) No transaction relating to Financial Assets in the Direct Paper System will be effected in the absence of Instructions;
(b) The Custodian may keep Financial Assets of the Fund in the Direct Paper System only if such Financial Assets are represented in the Direct Paper System Account;
(c) The records of the Custodian with respect to Financial Assets of the Fund that are maintained in the Direct Paper System shall identify by book-entry those Financial Assets belonging to the Fund;
(d) The Custodian shall pay for Financial Assets purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of Financial Assets to the account of the Fund. The Custodian shall transfer Financial Assets sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;
(e) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Fund;
(f) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.
Section 3.5 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.
Section 3.6 Segregated Account. The Custodian shall upon receipt of Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or other Assets, including Financial Assets maintained in the U.S. Securities System Account, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate or trust purposes, but only, in the case of clause (iv), upon receipt of Special Instructions setting forth the purpose or purposes of such segregated account and declaring such purpose(s) to be a proper corporate or trust purpose.
Section 4. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States
Section 4.1 Appointment as Foreign Custody Manager. The Fund hereby appoints the Custodian as its Foreign Custody Manager for each Portfolio in accordance with Rule 17f-5. The Custodian hereby accepts such appointment. The Custodian and the Fund agree to act in conformity with Rule 17f-5 for so long as the Custodian acts as the Fund's Foreign Custody Manager. The Custodian's appointment as Foreign Custody Manager for a Portfolio (or for a particular country or other political or geographical jurisdiction) may be terminated at any time by the Fund or the Custodian, regardless of whether the Custodian serves as custodian for such Portfolio hereunder. Any such termination as to one or more Portfolios (or jurisdictions) shall be effected in a manner consistent with the provisions for notice and termination set forth elsewhere in this Agreement. The Custodian shall not be obligated to serve in this capacity for a Portfolio if the Custodian no longer acts as the Fund's custodian for such Portfolio.
4.1.1 Rule 17f-5. As of the date hereof, Rule 17f-5 provides that the Fund may from time to time place or maintain in the care of an Eligible Foreign Custodian any of the Fund's Foreign Assets, PROVIDED THAT:
 (a) The Fund's Foreign Custody Manager determines that the Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:
 (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;
 (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for Foreign Assets;
 (iii)  The Eligible Foreign Custodian's general reputation and standing; and
 (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the custodian in the United States or the custodian's consent to service of process in the United States.
 (b) The arrangement with the Eligible Foreign Custodian is governed by a written contract that the Custodian, as Foreign Custody Manager, has determined will provide reasonable care for the Fund's assets based on the standards set forth in paragraph (a) above.
 (i) Such contract must provide:
 (A) For indemnification or insurance arrangements (or any combination of the foregoing) that will adequately protect the Fund against the risk of loss of Foreign Assets held in accordance with such contract;
 (B) That Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the custodian arising under bankruptcy, insolvency, or similar laws;
 (C) That beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;
 (E) That adequate records will be maintained identifying the assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;
 (F) That the Fund's independent public accountants will be given access to those records or confirmation of the contents of those records; and
 (G) That the Fund will receive periodic reports with respect to the safekeeping of the Fund's assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing assets held for the benefit of the Fund.
(ii) Such contract may contain, in lieu of any or all of the provisions specified in paragraph (b)(i) above, such other provisions that the Custodian, as Foreign Custody Manager, determines will provide, in their entirety, the same or a greater level of care and protection for the Foreign Assets as the specified provisions, in their entirety.
  (c) (i) The Custodian, as Foreign Custody Manager, has established a system to monitor the appropriateness of maintaining the Fund's assets with a particular custodian under paragraph (a) above, and to monitor performance of the contract under paragraph (b) above.
  (ii) If an arrangement no longer meets these requirements, the Fund must withdraw its assets from the custodian as soon as reasonably practicable.
0 Written Reports. The Fund's Foreign Custody Manager will provide written reports in a form reasonably acceptable to the Fund (or an Authorized Person) notifying the Fund's Board of the placement of the Fund's Foreign Assets with a particular custodian and of any material change in the Fund's non-U.S. custody arrangements, with the reports to be provided to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's non-U.S. custody arrangements.
0 Withdrawal of Foreign Assets. The Fund hereby confirms that the Fund will withdraw its Foreign Assets from any non-U.S. custodian as soon as reasonably practicable upon written notification from the Fund's Foreign Custody Manager that custody arrangements with such custodian no longer meet the requirements of Rule 17f-5 (an "Adverse Notification"). The Fund also confirms that, if the Custodian is acting as the Fund's Foreign Custody Manager and has delivered an Adverse Notification to the Fund, the Custodian, as Foreign Custody Manager, shall have no further responsibility under this Agreement in relation to the Fund's Foreign Assets held under any custody arrangement covered by such Adverse Notification. (However, the existence of an Adverse Notification shall not affect the scope of responsibilities, or the standard of care, applicable to the Custodian in relation to such Assets under other provisions of this Agreement.)
 Section 4.2 Subcustodians.
 4.2.1. Approved Subcustodians. The Custodian may act under this Agreement through the Subcustodians listed on SCHEDULE A hereto. The Custodian reserves the right, exercising reasonable discretion, to amend Schedule A from time to time. Any such amendment (and any related transfer accomplished physically, by book-entry or otherwise, of the Fund's Foreign Assets) shall be effected with due regard to the continuing reasonable care (as determined by the Fund's Foreign Custody Manager) of such Foreign Assets.
 4.2.2. Eligibility. The Custodian hereby represents to the Fund that each Subcustodian is an Eligible Foreign Custodian. If Schedule A is amended, this representation shall be effective as to the amended Schedule on the date of such amendment. The Custodian shall promptly advise the Fund if any Subcustodian ceases to be an Eligible Foreign Custodian.
 4.2.3. Authorization. The Fund authorizes the Custodian to hold Foreign Assets belonging to each Portfolio in accounts that the Custodian has established with one or more of its branches or such Subcustodians, PROVIDED THAT, in the case of an Eligible Foreign Custodian, the Fund's Foreign Custody Manager has made the determinations required by Rule 17f-5 with respect to the Portfolio's Foreign Assets to be held by such Subcustodian. If the Custodian is not acting as Foreign Custody Manager for the relevant Portfolio at such time, the Fund shall give the Custodian appropriate notice of such determinations.
4.2.4 Bank Accounts. A bank account or bank accounts opened and maintained outside the United States on behalf of the Fund with a Subcustodian shall be subject only to draft or order by the Custodian or such Subcustodian acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund.
 4.2.5 Liability for Certain Losses Relating to Subcustodians. Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of a Subcustodian by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Subcustodian; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Subcustodian or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.
 Section 4.3 Securities Depositories.
 4.3.1 Eligibility. The Custodian hereby represents to the Fund that each securities depository listed on SCHEDULE B is an Eligible Securities Depository. If Schedule B is amended, this representation shall be effective as to the amended Schedule on the date of such amendment. The Custodian shall promptly advise the Fund if any securities depository listed on Schedule B ceases to be an Eligible Securities Depository.
 4.3.2 Analyses of Custody Risks. The Custodian shall provide the Fund an analysis of the custody risks (which analyses may be provided to the Fund electronically) associated with maintaining the Fund's Foreign Assets with each Eligible Securities Depository used by the Custodian as of a date to be agreed upon between the parties, but which shall in no event be later than June 15, 2001, (or, in the case of an Eligible Securities Depository not used by the Custodian as of the agreed upon date, prior to the initial placement of the Fund's Foreign Assets at such Depository after such date) and at which any Foreign Assets of the Fund are held or are expected to be held. The Custodian shall monitor the custody risks associated with maintaining the Fund's Foreign Assets at each such Eligible Securities Depository on a continuing basis, and shall promptly notify the Fund or its investment adviser of any material changes in such risks.
 4.3.3. Additional Information. The Custodian shall, upon the Fund's reasonable request from time to time, provide certain additional information ("Additional Information") to the Fund beyond the scope of information the Custodian is otherwise obligated to provide to the Fund under this Agreement, or any other agreement between the parties relating to the Fund's Foreign Assets. For example, Additional Information may relate to a country's financial infrastructure, prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Foreign Assets held in custody, and the likelihood of nationalization, currency controls and similar risks, but shall not include information required to be provided under this Agreement or any other agreement between the parties relating to the Fund's Foreign Assets.
 4.3.4 Limitations. The Custodian's obligation to provide the Fund with Additional Information shall be limited to the extent Additional Information is
(i) already in the possession of the Custodian, or (ii) available to the Custodian using commercially reasonable means. The Fund hereby acknowledges that: (i) Additional Information is designed solely to inform the Fund of certain market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) the Custodian has gathered the information from sources it considers reliable, but does not assume responsibility for inaccuracies or incomplete information attributable to actions or omissions of third parties. (For this purpose, "third parties" shall not include any of the Subcustodians listed on Schedule A, except to the extent that, in a given case, a Subcustodian accurately transmitted information it had itself received from a third party (such as from a regulator or securities depository).)
 4.3.5 Use of Securities Depositories. The Fund and the Custodian hereby acknowledge and agree that the decision to place the Fund's Foreign Assets with an Eligible Securities Depository shall be made by the Fund's investment adviser (subject to the Board's oversight) or the Fund, after consideration of the information provided by the Custodian and other information the Fund deems relevant, and based on standards of care that are generally applicable to investment advisers and the Board. Further, the parties understand that the decision to place the Fund Foreign Assets with an Eligible Securities Depository does not have to be made separately, but may be made in the overall context of the decision to invest in a particular country.
 4.3.6 Liability for Certain Losses Relating to Eligible Securities Depositories. Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any direct loss or damage to the Fund resulting from use of an Eligible Securities Depository by reason of any negligence, misfeasance or misconduct of the Custodian, any Subcustodian, or any of their respective agents or employees or from failure of the Custodian, Subcustodian, or any such agent to take reasonable steps to enforce effectively such rights as it may have against the Eligible Securities Depository; at the election of the Fund, and to the extent permitted by relevant law, it shall be entitled to be subrogated to the rights of the Custodian or Subcustodian with respect to any claim against the Eligible Securities Depository or any other person which the Custodian or Subcustodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.
Section 4.4 Assets to be Held by Subcustodians and Eligible Securities Depositories. The Custodian shall limit the Financial Assets and other Assets maintained in the custody of the Eligible Foreign Custodians and Eligible Securities Depositories to Foreign Assets.
Section 4.5 Manner of Holding Foreign Assets . The Custodian shall identify on its books as belonging to the Fund the Foreign Assets of the Fund held by each Subcustodian and Eligible Securities Depository. The Custodian may hold Foreign Assets (other than cash) for all of its customers, including the Fund, with a Subcustodian in an account that is identified as belonging to the Custodian for the benefit of its customers; provided however, that (i) the records of the Custodian with respect to such Foreign Assets of the Fund which are maintained in such account shall identify those Foreign Assets (other than cash) as belonging to the Fund and (ii) the Custodian shall require that Foreign Assets (other than cash) so held by the Subcustodian be held separately from any assets of the Subcustodian or of other customers of such Subcustodian.
Section 5. Transactions and Other Activities.
 Section 5.1 Transactions with Financial Assets. Financial Assets held within and outside of the United States shall be released, transferred, exchanged or delivered by the Custodian, or any other party holding Financial Assets in accordance with this Agreement, upon receipt of Instructions which include all information required by the Custodian. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the accounts governed by this Agreement shall be made in accordance with Local Practice. In connection with the foregoing, where the Custodian believes in good faith that use of an alternative practice to Local Practice would be more protective of Financial Assets than Local Practice, the Custodian shall advise the Fund of such practice and if the Fund authorizes its use, such practice shall then be deemed to be Local Practice.
In addition, and without limiting the generality of the foregoing, Financial Assets may be released:
(a) Upon the sale of such Financial Assets for the Fund in accordance with Local Practice;
(b) In connection with any repurchase agreement related to such Financial
Assets;
(c) To the depository agent in connection with tender or other similar offers for such Financial Assets;
(d) To the issuer thereof, or its agent, when such Financial Assets are called, redeemed, retired or otherwise become payable, provided that, in any such case, the cash or other consideration is to be delivered to the Custodian or Subcustodian (except to the extent that such delivery is not consistent with Local Practice);
(e) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Subcustodian or of any nominee of the Custodian or such Subcustodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;
(f) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with Local Practice; provided that the Custodian or Subcustodian shall take reasonable steps in accordance with Local Practice and this paragraph to ensure prompt collection of the payment for, or the return of, such Financial Assets from the broker, clearing bank or clearing agent;
(g) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the Financial Assets of the issuer of such Financial Assets, or pursuant to provisions for conversion contained in such Financial Assets, or pursuant to any deposit agreement; provided that, in any such case, the new Financial Assets and cash, if any, are to be delivered to the Custodian or Subcustodian (except to the extent that such delivery is not consistent with Local Practice);
(h) In the case of warrants, rights or similar Financial Assets, the surrender thereof in the exercise of such warrants, rights or similar Financial Assets or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new Financial Assets and cash, if any, are to be delivered to the Custodian or Subcustodian (except to the extent that such delivery is not consistent with Local Practice);
(i) For delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;
(j) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;
(k) In connection with the lending of Financial Assets; and
(l) Upon receipt of instructions from the transfer agent for the Fund (the "TRANSFER AGENT") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information (the "PROSPECTUS"), in satisfaction of requests by holders of Shares for repurchase or redemption; and
(m) For any other proper corporate or trust purpose, but only upon receipt of Special Instructions specifying the Financial Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.
 Section 5.2 Payment of Fund Monies. Upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall cause to be paid out monies of the Fund in the following cases only:
(a) upon the purchase of Financial Assets for the account of the Fund in accordance with Local Practice;
(b) in connection with the conversion, exchange or surrender of Financial Assets of the Fund as set forth in Section 5.1 hereof;
(c) for the payment of any expense or liability incurred by or on behalf of the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, legal fees, accounting fees, and other operating expenses of the Fund;
(d) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or a Subcustodian;
(e) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;
(f) in connection with the borrowing or lending of Financial Assets; and
(g) for any other proper corporate or trust purpose, but only upon receipt of Special Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate or trust purpose, and naming the person or persons to whom such payment is to be made.
Section 5.3 Collection of Income. The Custodian shall, or shall cause the applicable Subcustodian to: (a) subject to the last sentence hereof, collect amounts due and payable to the Fund with respect to Financial Assets and other Assets held hereunder; (b) promptly credit to the account of the Fund all income and other payments relating to Financial Assets or other Assets held by the Custodian hereunder upon the Custodian's receipt (or the applicable Subcustodian's receipt) of such income or payments or as otherwise agreed in writing by the Fund and the Custodian; and (c) promptly endorse and deliver instruments required to effect such collections. If the Custodian credits the Fund's custodian account on a payable date, or at any time prior to actual collection and reconciliation to such account, with interest, dividends, redemptions or any other amount due, the Fund shall promptly return any such amount upon oral or written notification: (x) that such amount has not been received in the ordinary course of business or (y) that such amount was incorrectly credited. If the Fund does not promptly return any amount upon such notification, the Custodian shall be entitled, upon oral or written notification to the Fund, to reverse such credit by debiting the Fund's custodian account for the amount previously credited. The Custodian shall furnish regular overdue income reports to the Fund in writing (or by any means by which Instructions may be transmitted hereunder, other than by telephone) of any amounts payable with respect to Financial Assets or other Assets of the Fund if such amounts are not received by the Custodian (or the applicable Subcustodian) when due (or otherwise in accordance with Local Practice). The Custodian or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Fund upon Instructions after consultation with the Fund.
Section 5.4 Registration of Financial Assets. Financial Assets that are ordinarily held in registered form may be registered in a nominee name of the Custodian, Subcustodian or Eligible Securities Depository, as the case may be. The Custodian may without notice to the Fund cause any such Financial Assets to cease to be registered in the name of such nominee and to be registered in the name of the Fund. The Fund agrees to hold the Custodian, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets held hereunder. Financial Assets accepted by the Custodian on behalf of the Fund under this Agreement shall be in a form and delivered in a manner consistent with Local Practice.
Section 5.5 Corporate Actions. (a) The Custodian shall transmit promptly to the Fund on behalf of each Portfolio summary notification of corporate action information received on a timely basis by the Custodian (including, without limitation, tendency of calls and maturities of Financial Assets and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of a Portfolio and the maturity of futures contracts (and options thereon) purchased or sold by the Fund on behalf of a Portfolio) from issuers of the Financial Assets being held for a Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund on behalf of each Portfolio notice of corporate action information received on a timely basis by the Custodian from issuers of the Financial Assets whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian prior to the deadline established by the Custodian in its reasonable discretion as will give the Custodian (including any Subcustodian) sufficient time to take such action.
The Custodian shall inform the Fund of pertinent deadlines in each case.
 (b) When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar corporate action is received which bears an expiration date, the Custodian shall endeavor to obtain Instructions from the Fund or its Authorized Person, but if Instructions are not received in time for the Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Custodian shall take no action.
 Section 5.6 Proxies. (a) The Custodian shall, with respect to Financial Assets that are not Foreign Assets, cause to be promptly executed by the registered holder of such Financial Assets, if the Financial Assets are registered otherwise than in the name of the Fund on behalf of a Portfolio or a nominee thereof, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such Financial Assets.
 (b) The Custodian shall, with respect to Financial Assets that are Foreign Assets, use commercially reasonable efforts to facilitate the exercise of voting and other shareholder proxy rights; it being understood and agreed that
(i) proxy voting may not be available in all markets (it being understood that the Custodian shall make proxy voting services available to the Fund in a given market where the Custodian offers such services to any other custody client), and (ii) apart from voting, the Custodian will, upon request and in its discretion, assist customer in exercising other shareholder rights such as attending shareholder meetings, nominating directors and proposing agenda items. In particular, and without limiting the generality of the foregoing, the Custodian may provide written summaries of proxy materials in lieu of providing original materials (or copies thereof) and while the Custodian shall attempt to provide accurate summaries, whether or not translated, the Custodian shall not be liable for any losses or other consequences that may result from reliance by the Fund upon the same where the Custodian prepared the same in good faith and with reasonable efforts. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice, practical constraints and other facts, may have the effect of severely limiting the ability of the Fund to exercise shareholder rights. In addition, the Fund acknowledges that: (i) in certain countries the Custodian may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (E.G., a net yes or no vote given the voting instructions received from all customers); and (ii) proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (1) on loan; (2) at registrar for registration or reregistration; (3) the subject of a conversion or other corporate action; (4) not held in a name subject to the control of the Custodian or its Subcustodian or are otherwise held in a manner which precludes voting; (5) held in a margin or collateral account; and (6) American Depository Receipts.
 (c) The Fund and each Authorized Person shall respect the proprietary nature of information developed exclusively through the efforts of the Custodian (or Subcustodians or other parties acting under the Custodian's direction) in relation to proxy voting services.
 Section 5.7 Tax Matters. (a) The Fund confirms that the Custodian is authorized to deduct from any cash received or credited to the Fund's custody account any taxes or levies required to be deducted by any revenue or other governmental authority for whatever reason in respect of the Fund's custody account.
 (b) The Fund shall provide the Custodian with all required tax-related documentation and other information relating to Assets held hereunder ("Tax Information"). Tax Information shall include, but shall not be limited to, information necessary for submission to revenue or other governmental authorities to establish taxable amounts or reduce tax burdens that would otherwise be borne by a Portfolio. Upon receipt of Instructions and all required Tax Information from the Fund, the Custodian shall (i) execute ownership and other certificates and affidavits for all tax purposes (within and outside of the United States) in connection with receipt of income and other payments with respect to Assets held hereunder, or in connection with the purchase, sale or transfer of such Assets, and (ii) where appropriate, file any certificates or other affidavits for the refund or reclaim of non-U.S. taxes paid with respect to such Assets. The Fund warrants that, when given, Tax Information shall be true and correct in all material respects. The Fund shall notify the Custodian promptly if any Tax Information requires updating or amendment to correct misleading information.
 (c) The Custodian shall have no responsibility or liability for any tax obligations (including both taxes and any and all penalties, interest or additions to tax) now or hereafter imposed on the Fund, its Portfolio, or the Custodian as the Fund's custodian, by any revenue or governmental authority, or penalties or other costs or expenses arising out of the delivery of, or failure to deliver, Tax Information by the Fund.
 (d) The Custodian shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Fund from time to time and the Custodian may, by notification in writing, in the Custodian's absolute discretion, supplement or amend the markets in which tax reclaim services are offered; provided that, the Custodian shall make tax reclaim services available to the Fund in a given country where the Custodian offers such services to any other custody client having the same tax status. Other than as expressly provided in this sub-clause, the Custodian shall have no responsibility with regard to the Fund's tax position or status in any jurisdiction.
 (e) Tax reclaim services may be provided by the Custodian or, in whole or in part, by one or more third parties appointed by the Custodian (which may be the Custodian's affiliates); provided that the Custodian shall be liable for the performance of any such third party to the same extent as the Custodian would have been if the Custodian had performed such services.
(f) If the Custodian does not receive appropriate declarations, documentation and information, then any applicable United States withholding tax shall be deducted from income received from Financial Assets. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of securities.
Section 6. Payments for Sales or Repurchases or Redemptions of Shares
(a) The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the Fund's account such payments as are received for Shares issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.
(b) From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.
Section 7. Actions Permitted without Express Authority
The Custodian may in its discretion, without express authority from the Fund:
(a) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;
(b) surrender securities in temporary form for securities in definitive form;
(c) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and
(d) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board.
Section 8. Evidence of Authority
The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept Special Instructions as conclusive evidence
(a) of the authority of any person to act in accordance with such instructions or (b) of any determination or of any action by the Board pursuant to the Fund's charter or other organizational documents as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.
Section 9. Statements regarding Assets; Notifications; Books of Account and Calculation of Net Asset Value and Net Income
(a) The Custodian shall issue statements to the Fund, at times mutually agreed upon, identifying the Assets in the Fund's custody account. The Custodian shall send the Fund an advice or notification of any transfer of Assets to or from the Fund's custodian account. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets.
(b) The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of the Fund and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of the Fund shall be made at the time or times described from time to time in the Prospectus.
Section 10. Access to Records; Confidential Information
 (a) The Custodian shall provide any assistance reasonably requested by the Fund in the preparation of reports to the Fund's shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to Financial Assets and other Assets held for the account of the Fund as required by the rules and regulations of the U.S. Securities and Exchange Commission applicable to investment companies registered under the 1940 Act. All such books and records maintained by the Custodian shall be made available to the Fund upon request and shall, where required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. The Custodian shall allow the Fund's independent public accountant reasonable access to the records of the Custodian relating to Financial Assets as is required in connection with their examination of books and records pertaining to the Fund's affairs. Subject to restrictions under applicable law, the Custodian shall also obtain an undertaking to permit the Fund's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Financial Assets as may be required in connection with the examination of the Fund's books and records. The Custodian shall not unreasonably refuse to furnish to the Fund such reports (or portions thereof) of the Custodian's external auditors as they relate directly to the Custodian's system of internal accounting controls applicable to the Custodian's duties under this Agreement (commonly referred to as a "SAS 70 Report"). The Custodian shall endeavor to obtain and furnish the Fund with such similar reports as the Fund may reasonably request with respect to each Subcustodian holding Assets of the Fund. Except as respects the Custodian's SAS 70 Report, as to which there shall be no charge, the Fund shall pay expenses of the Custodian and any Subcustodians under this provision.
(b) The parties hereto agree that each shall treat confidentially all confidential information provided by each party to the other regarding its business and operations in accordance with this Agreement. All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to a third party without the prior written consent of such providing party. Confidential information for purposes hereof shall include information traditionally recognized as confidential, such as financial information, strategies, security practices, product and business proposals, business plans, and the like. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, that is generally furnished to third parties by the providing party without confidentiality restriction, or that is required to be disclosed by any bank examiner of the Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. For this purpose, the Fund and any Authorized Person shall be permitted to disclose any information provided by the Custodian hereunder to the U.S. Securities and Exchange Commission (or its staff) in connection with any inspection or examination or other action or proceeding.
Section 11. Compensation of Custodian
The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.
Section 12. Responsibility of Custodian
 (a) The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to the Fund for any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and reasonable attorneys' fees ("LOSSES") suffered or incurred by the Fund resulting from failure of the Custodian to exercise such reasonable care and diligence. The Custodian shall be liable to the Fund in respect of such Losses only to the extent of the Fund's direct damages, to be determined based on the market value of the property which is the subject of the Loss at the date of discovery of such Loss by the Fund and without reference to any special conditions or circumstances.
 (b) The Custodian shall be liable to the Fund for all Losses resulting from the action or inaction of any Subcustodian to the same extent that the Custodian would be liable to the Fund if the Custodian were holding the affected Assets, and such action or inaction were that of the Custodian.
 (c) As long as and to the extent that it has exercised reasonable care and acted in good faith, the Custodian shall not be responsible for:
 (i) the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement; it being understood that the Custodian shall be deemed to have exercised reasonable care in respect of this subparagraph (i) if Financial Assets are received by the Custodian in accordance with Local Practice for the particular Financial Asset in question;
 (ii) any act, omission, default or for the solvency of any broker or agent which it or a Subcustodian appoints; it being understood that the Custodian or a Subcustodian shall be deemed to have exercised reasonable care in respect of this subparagraph (ii) if it exercised reasonable care in the selection of any such broker or agent; or
 (iii) the insolvency of any Subcustodian which is not a branch or Affiliate of the Custodian; it being understood that the Custodian shall be deemed to have exercised reasonable care in respect of this subparagraph (iii) where the Custodian used reasonable care in the monitoring of a Subcustodian's financial condition as reflected in its most recently published financial statements and other publicly available financial information.
 (d) Neither the Custodian nor any Subcustodian shall be liable for the acts or omissions of any Eligible Securities Depository (or, for purposes of clarity, any domestic securities depository).
 (e) In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian, or any nominee of the Custodian or any Subcustodian (each a "Person"), is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:
 (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction; or
 (ii) events or circumstances beyond the reasonable control of the applicable Person, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person's control and which could not be reasonably anticipated or prevented by such Person (each such provision, event or circumstance being a "Force Majeure Event").
 (f) In no event shall the Fund incur liability to the Custodian if it is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of a Force Majeure Event.
 (g) The Fund shall indemnify and hold the Custodian and its directors, officers, agents and employees (collectively the "Indemnitees") harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any Instructions or other directions upon which the Custodian is authorized to rely pursuant to the terms of this Agreement, or for any action taken or omitted by it in good faith without negligence.
 (h) In performing its obligations hereunder, the Custodian may rely on the genuineness of any document which it believes in good faith to have been validly executed, and shall be entitled to rely on and may act upon advice of counsel (which may be counsel for the Fund) on all matters, and shall be without liability for action reasonably taken or omitted pursuant to such advice.
 (i) The Fund shall pay for and hold the Custodian harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses (including, without limitation, penalties, interest or additions to tax due), with respect to income from or Assets in the Accounts, provided that the Custodian has complied with the standard of care set forth in Section 12(a) of this Agreement (it being understood that while the Custodian's failure to comply with such standard of care shall constitute a breach of this Agreement, the Custodian shall have no liability for taxes or governmental charges and related expenses imposed or assessed with respect to such Assets prior to such breach or that would have been imposed or assessed even absent such breach).
 (j) If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be a security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.
(k) The Custodian need not maintain any insurance for the benefit of the Fund.
 (l) Without limiting the foregoing, the Custodian shall not be liable for any Loss which results from (i) the general risk of investing, or (ii) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.
 (m) Consistent with and without limiting the application of the foregoing paragraphs of this Section 12, it is specifically acknowledged that the Custodian shall have no duty or responsibility to:
 (i) Question Instructions or make any suggestions to the Fund or an Authorized Person regarding such Instructions;
 (ii) Supervise or make recommendations with respect to investments or the retention of Financial Assets;
 (iii) Advise the Fund or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in
Section 5.3 hereof;
 (iv) Evaluate or report to the Fund or an Authorized Person regarding the financial condition of any broker, agent or other party to which Financial Assets are delivered or payments are made pursuant hereto;
 (v) Review or reconcile trade confirmations received from brokers. The Fund or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Custodian;
 (vi) Advise the Fund or an Authorized Person regarding information (i) held on a confidential basis by an officer, director or employee of the Custodian (or any Affiliate of the Custodian) and (ii) obtained by such person in connection with the provision of services or other activities unrelated to global custody; and
 (vii) Advise the Fund or an Authorized Person promptly regarding corporate action information obtained by an officer, director or employee of the Custodian (or any Affiliate of the Custodian) who is not engaged directly in the provision of global custody services.
 (n) The Fund authorizes the Custodian to act hereunder notwithstanding that the Custodian or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that the Custodian may have a potential conflict of duty or interest including the fact that the Custodian or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial Assets, or earn profits from any of the activities listed herein.
 (o) Upon the occurrence of any event which causes or may cause any Loss to the other party, each of the Fund and the Custodian shall (and the Custodian shall cause each applicable Subcustodian to) use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the other party. For this purpose, the obligations of the Fund and the Custodian to mitigate Losses (or potential Losses) hereunder shall include (but shall not be limited to) the periodic review and reconciliation by the Custodian and the Fund (or Authorized Persons) of statements provided to the Fund under Section 9(a) of this Agreement; provided, however, that the Custodian's obligations to the Fund with respect to any transaction covered by a given statement shall be reduced to the extent that the Custodian's ability to mitigate damages related to such transaction has been compromised by the Fund's failure to object to such statement within 180 days of the Fund's receipt thereof.
Section 13. Effective Period, Termination and Amendment
This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 3.3 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of a particular Securities System, as required by Rule 17f-4 under the 1940 Act, and that the Custodian shall not act under Section 3.4 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's charter or other organizational documents, and further provided, that the Fund may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.
Upon termination of the Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.
Section 14. Interpretive and Additional Provisions
In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's charter or other organizational document. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.
Section 15. Successor Custodian
If a successor custodian for the Fund shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the securities held in a Securities System. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Special Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution. In the event that no written order designating a successor custodian or Special Instructions shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company qualified to act as a custodian under the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement, and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.
In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure Special Instructions to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.
Section 16. Governing Law; Successors and Assigns; Immunity; Captions
 THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF and shall not be assigned by either party, but shall bind the successors in interest of the Fund and the Custodian. To the extent that in any jurisdiction the Fund or the Custodian may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Fund or the Custodian, as the case may be, irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.
Section 17. Prior Agreements; Severability
This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Fund and the Custodian relating to the custody of the Fund's assets. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.
Section 18. Representative Capacity; Non-recourse Obligations
 A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF EACH FUND IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF THE FUND'S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEES OF ANY FUND AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, SHAREHOLDERS OR PARTNERS OF ANY FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF EACH FUND'S RESPECTIVE PORTFOLIOS. THE CUSTODIAN AGREES THAT NO SHAREHOLDER, TRUSTEE, OFFICER OR PARTNER OF ANY FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF ANY FUND ARISING OUT OF THIS AGREEMENT.
Section 19. Several Obligations of each Fund and Portfolio
 With respect to any obligations of a FUND on behalf of any of its Portfolios arising OUT OF THIS AGREEMENT, THE CUSTODIAN shall look for payment or satisfaction of any such obligation solely to THE ASSETS AND PROPERTY OF THE Portfolio TO WHICH SUCH obligation relates as though that FUND had separately contracted with THE CUSTODIAN by separate written agreement with respect to EACH OF ITS PORTFOLIOS. The rights and benefits to which a given Portfolio is entitled hereunder shall be solely those of such Portfolio and no other Portfolio hereunder shall receive such benefits.
Section 20. Notices.
Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.
To the Fund:   [Name of Fund and Portfolio]
c/o Capital Research and Management Company
135 South State College Boulevard
Brea, CA  92821-5804
Attention: Thomas M. Rowland, Senior Vice President
Telephone: (714) 671-7188
Telecopy: (714) 671-7220
with a copy to:  Capital Research and Management Company
333 South Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Stuart R. Strachan
Telephone: (213) 486-9345
Telecopy: (213) 486-9455
To the Custodian:  State Street Bank and Trust Company
One Heritage Drive
North Quincy, Massachusetts 02171
Attention: Kathryn Donelin
Telephone: (617) 985-6280
Telecopy: (617) 985-0230
Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.
Section 21. Reproduction of Documents
This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
Section 22. Shareholder Communications Election
SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.
YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.
NO [ ] The Custodian is not authorized to release the Fund's name, address, and share positions.
  IN WITNESS WHEREOF, each of the Funds and the Custodian have caused this instrument to be executed in its name and behalf by its duly authorized representative as of the date first written above. Execution of this Agreement by more than one Fund shall not create a contractual or other obligation between or among such Funds (or between or among their respective Portfolios) and this Agreement shall constitute a separate agreement between the Custodian and each Fund on behalf of itself or each of its Portfolios.
Each of the Funds Listed on Appendix A
  Attached Hereto, on behalf of Itself or
   its Listed Portfolios
By:  Capital Research and Management
          Company*     State Street Bank and Trust Company


        By:____________________________  By:___________________________
        Name: Paul Haaga, Jr.    Name:_________________________
        Title: Executive Vice President   Title:__________________________
$ Pursuant to delegated authority.
                                   APPENDIX A
                              FUNDS AND PORTFOLIOS
                           Dated as of June 29, 2001
 The following is a list of Funds and their respective Portfolios for which the Custodian shall serve under this Agreement.
FUND PORTFOLIO:     EFFECTIVE AS OF:
Fundamental Investors, Inc.    June 29, 2001
The Growth Fund of America, Inc.   June 29, 2001
The New Economy Fund    June 29, 2001
SMALLCAP World Fund, Inc.   June 29, 2001
American Funds Insurance Funds <UNDEF>
 Blue Chip Income and Growth Fund  June 29, 2001
 Global Discovery Fund    June 29, 2001
 Global Growth Fund    June 29, 2001
 Global Small Capitalization Fund   June 29, 2001
 Growth Fund     June 29, 2001
 International Fund     June 29, 2001
 Growth-Income Fund    June 29, 2001
 Asset Allocation Fund    June 29, 2001
 Bond Fund      June 29, 2001
 High-Yield Bond Fund    June 29, 2001
 U.S. Government/AAA-Rated Securities Fund June 29, 2001
 Cash Management Fund    June 29, 2001
IN WITNESS WHEREOF, each of the Customers and Bank have executed this Appendix A as of the date first-written above. Execution of this Appendix A by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective Portfolios) and this Appendix shall constitute a separate agreement between Bank and each Customer on behalf of itself or each of its Portfolios.
     EACH OF THE CUSTOMERS LISTED ON
      APPENDIX A ATTACHED HERETO, ON
      BEHALF OF ITSELF OR ITS LISTED PORTFOLIOS
     By:   CAPITAL RESEARCH AND MANAGEMENT
        COMPANY
 By:____________________________________
 Name:  Paul G. Haaga, Jr.
 Title:  Executive Vice President
 STATE STREET BANK AND TRUST COMPANY
 By:________________________________________
          Name:
           Title: Vice President
      EXHIBIT A
TO
REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT
                    IN~SIGHT(SM)
System Product Description
In~Sight(SM)   provides information delivery and on-line access to State
Street. In~Sight(SM) allows users a single point of entry into the many views of data created by the diverse systems and applications. Reports and data from systems such as Investment Policy Monitor(SM), Multicurrency Horizon(SM), Securities Lending, Performance & Analytics can be accessed through In~Sight(SM). This Internet-enabled application is designed to run from a Web browser and perform across low-speed data line or corporate high-speed backbones. In~Sight(SM) also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~Sight(SM) will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.